UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2021
INSEEGO CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12600 Deerfield Parkway, Suite 100
Alpharetta, Georgia 30004
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (858) 812-3400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On July 30, 2021 (the “Completion Date”), Inseego Corp. (“Inseego”) completed the previously announced sale of the African operations of Inseego’s Ctrack telematics business pursuant to the Share Purchase Agreement, dated as of February 24, 2021 (the “Purchase Agreement”) with Main Street 1816 Proprietary Limited (in the process of being renamed Convergence CTSA Proprietary Limited (the “Purchaser”)). Pursuant to the terms of the Purchase Agreement, the Purchase acquired the entire issued share capital of Inseego’s Ctrack Africa Holdings Proprietary Limited ("Ctrack Africa") subsidiary for approximately R528,930,000 million South African in an all-cash transaction (the “Sale Transaction”). The Purchase Agreement provides for a closing accounts mechanism, whereby, following completion, the Purchaser will prepare closing accounts and a closing statement, which, once agreed or deemed agreed, will form the basis of an adjustment to the initial purchase consideration as a result of movements in working capital, net cash, and sale claims.
As a result of the Sale Transaction, the Purchaser acquired the fleet management and telematics solutions business of Ctrack in Africa, Pakistan and the Middle East (the “Ctrack Business”). Inseego will continue to provide telematics solutions in the rest of the world, including in North America, Europe and Australia.
As part of the Sale Transaction Inseego and certain entities within the Ctrack Africa Group that will be acquired by Purchaser in the Sale Transaction have entered into: (1) an IP Assignment and License Agreement (the “License Agreement”), dated as of February 24, 2021 pursuant to which each of the parties have agreed to assign and/or grant licenses to the other party effective as of the Completion Date for certain intellectual property utilized in the Ctrack Business, (2) a Transition Services Agreement (the “Transition Services Agreement”), dated as of February 24, 2021 pursuant to which each of the parties have agreed to provide limited transitional customer support and software maintenance services for a six-month period starting immediately after the Completion Date; and (3) a Trademark License Agreement, dated as of February 24, 2021 (the “Trademark Agreement”) pursuant to Inseego has been granted a royalty-free license to certain trademarks currently used in the Ctrack Business for twelve (12) months following the Completion Date outside of the Africa, Pakistan and the Middle East.
The foregoing description of the Purchase Agreement, License Agreement, Transition Services Agreement and Trademark Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in each of their entirety by reference to the License Agreement, Transition Services Agreement and Trademark Agreement, as applicable, copies of which are filed as Exhibits 10.1 through 10.7, respectively, to this Current Report on Form 8-K.

Item 8.01	Other Events.
On August 3, 2021, Inseego issued a press release announcing the completion of the sale of the South African operations of the Ctrack Business. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits: The exhibits to this Form 8-K are listed in the Exhibit Index below and are incorporated herein by reference.

Exhibit Number	Description

10.1
Share Purchase Agreement, dated as of February 24, 2021, by and between Inseego Corp. and Main Street 1816 Proprietary Limited (in the process of being renamed Convergence CTSA Proprietary Limited) (incorporated herein by reference to Exhibit 10.1 to Inseego’s Form 8-K filed on February 25, 2021).

10.2
First Addendum dated March 17, 2021 to the Share Purchase Agreement dated February 24, 2021 between Main Street 1816 Proprietary Limited (in the process of being renamed Convergence CTSA Proprietary Limited and Inseego Corp. (incorporated herein by reference to Exhibit 10.3 to Inseego’s Form 8-K filed on July 1, 2021).

10.3
Second Addendum dated April 30, 2021 to the Share Purchase Agreement dated February 24, 2021 between Main Street 1816 Proprietary Limited (in the process of being renamed Convergence CTSA Proprietary Limited and Inseego Corp. (incorporated herein by reference to Exhibit 10.2 to Inseego’s Form 8-K filed on July 1, 2021).

10.4
Third Addendum dated June 30, 2021 to the Share Purchase Agreement dated February 24, 2021 between Main Street 1816 Proprietary Limited (in the process of being renamed Convergence CTSA Proprietary Limited and Inseego Corp. (incorporated herein by reference to Exhibit 10.1 to Inseego’s Form 8-K filed on July 1, 2021).

10.5
IP Assignment and License Agreement, dated as of February 24, 2021, by and between Inseego Corp. and certain entities that will be acquired by Purchaser in the Sale Transaction (incorporated herein by reference to Exhibit 10.2 to Inseego’s Form 8-K filed on February 25, 2021).

10.6
Transition Services Agreement, dated as of February 24, 2021, by and between Inseego Corp. and certain entities that will be acquired by Purchaser in the Sale Transaction (incorporated herein by reference to Exhibit 10.3 to Inseego’s Form 8-K filed on February 25, 2021).

10.7
Trademark License Agreement, dated as of February 24, 2021, by and between Inseego Corp. Ctrack Holdings (Pty) Limited, and certain entities that will be acquired by Purchaser in the Sale Transaction (incorporated herein by reference to Exhibit 10.4 to Inseego’s Form 8-K filed on February 25, 2021).

99.1	Press Release issued by Inseego Corp. on August 3, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: August 4, 2021	By:	/s/ Kurt E. Scheuerman
	Name:	Kurt E. Scheuerman
	Title:	SVP and General Counsel